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                                                                    EXHIBIT 23.7



                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR



     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of TransCoastal Marine Services Inc. ("TCMS") in the Prospectus constituting a part TCMS' Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act, and any amendments thereto.



Dated: October 6, 1997



                                                   /s/ NATHAN AVERY


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                                                       Nathan Avery


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